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EXHIBIT 10.63

AMENDMENT NUMBER THREE TO
LOAN AND SECURITY AGREEMENT

    THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of May  , 2001, between FOOTHILL CAPITAL CORPORATION, a California corporation, ("Foothill"), and NETWORK COMPUTING DEVICES, INC., a Delaware corporation ("Borrower"), with reference to the following facts:

    WHEREAS, Foothill and Borrower are parties to that certain Loan and Security Agreement, dated as of March 30, 2000 (as amended, restated, or modified from time to time, the "Agreement");

    WHEREAS, Borrower has requested that Foothill, make certain changes to the Agreement; and

    WHEREAS, Foothill is willing to consent to these certain changes and take other actions with respect to the Agreement, all on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

1.  Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

2.  Amendments to the Agreement.

    (a)  Section 1.1  of the Agreement hereby is amended by adding or amending and restating, as applicable, the following defined terms in the proper alphabetical order:

    "Maturity Date" has the meaning set forth in Section 3.4.

    "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, the Second Amendment Fee, the Third Amendment Fee, any other fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

    "Second Amendment" means that certain Amendment Number Two to Loan and Security Agreement, dated as of May 14, 2001 between Borrower and Foothill.

    "Second Amendment Fee" means an amendment fee of $150,000 in consideration for Foothill entering into the Second Amendment, which fee shall be fully earned as of the effectiveness of the Second Amendment, but which fee shall be payable in cash in installments of (i) $12,500 on the first day of May, 2001, June, 2001, July, 2001 and August, 2001 and (ii) $100,000 on the earlier to occur of (i) August 15, 2001 or (ii) the date on which the Agreement is terminated by the provisions of either Section 3.6 or Section 3.7 of the Agreement. This definition amends Section 5 of the Second Amendment.

    "Third Amendment" means that certain Amendment Number Three to Loan and Security Agreement, dated as of May  , 2001, between Borrower and Foothill.

    "Third Amendment Closing Date" means the date that all conditions set forth in Section 5 of the Third Amendment have been satisfied.

    "Third Amendment Fee" has the meaning ascribed thereto in Section 4 of the Third Amendment.

    (b)  Section 1.1  of the Agreement hereby is amended by deleting the following defined terms:

    The defined terms "Applicable Prepayment Premium" and "Early Termination Premium" are hereby deleted from the Agreement. All references to "Applicable Prepayment Premium" and "Early Termination Premium" throughout the Agreement hereby shall be deleted.

    (c)  Section 2.6(a)  of the Agreement hereby is amended and restated in its entirety as follows:

    (a) Interest Rate. Except as provided in clause (c) below, (i) all Obligations shall bear interest at a per annum rate of 2.75 percentage points above the Base Rate.

    (d)  Section 3.4  of the Agreement is amended and restated in its entirety as follows:

    3.4  Term.  This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on August 15, 2001 (the "Maturity Date"). The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

    (e)  Section 3.6  of the Agreement is amended and restated in its entirety as follows:

    3.6  Early Termination by Borrower.  The provisions of Section 3.4 to the contrary notwithstanding, Borrower has the option, at any time upon 5 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (except for the Third Amendment Fee).

    (f)  Section 3.7  of the Agreement is amended and restated in its entirety as follows:

    3.7  Termination Upon Event of Default.  If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Third Amendment Fee. The Third Amendment Fee shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

3.  Representations and Warranties.  Borrower hereby represents and warrants to Foothill that:

    (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected,

    (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and

    (c) this Amendment has been duly executed and delivered by Borrower.

4.  Amendment Fee.  Borrower shall pay to Foothill an amendment fee of $100,000 (the "Third Amendment Fee"), which fee shall be fully earned as of the effectiveness of this Amendment; provided, however, that if the Borrower shall fully pay in cash all of the Obligations (except for the Third Amendment Fee) no later than August 15, 2001, then the Third Amendment Fee shall be waived by Foothill. If all of the Obligations (except for the Third Amendment Fee) are not fully paid in cash by

August 15, 2001, then Borrower shall pay Foothill in cash the Third Amendment Fee as of August 16, 2001. Notwithstanding the foregoing, if Foothill shall exercise the termination provisions in Section 3.7 of the Agreement, then Borrower shall pay Foothill the Third Amendment Fee on the date that Foothill exercises its rights under Section 3.7 of the Agreement.

5.  Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

    (a) Foothill shall have received the reaffirmation and consent attached hereto as Exhibit A, duly executed and delivered by an authorized officer of each Guarantor;

    (b) The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

    (c) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

    (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill; and

    (e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

6.  Waiver.  Foothill shall waive all of the Events of Default existing as of the date hereof and listed on Exhibit B hereto.

7.  Miscellaneous.

    (a) Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

    (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

    (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

    (d) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NETWORK COMPUTING DEVICES, INC., a Delaware corporation
By:
Name:
Title:
FOOTHILL CAPITAL CORPORATION, a California corporation
By:
Name:
Title:

Exhibit A

REAFFIRMATION AND CONSENT

    All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number Three to Loan and Security Agreement, dated as of May  , 2001 (the "Amendment"). The undersigned hereby (a) represents and warrants to Foothill that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Agreement by the Amendment and to the transactions described therein; (c) acknowledges and reaffirms its obligations owing to Foothill under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the Guaranty and any other Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Foothill has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

AUSTRALIA, NETWORK COMPUTING DEVICES (BENELUX) B.V., a company organized under the laws of The Netherlands
By:
Name:
Title:
NETWORK COMPUTING DEVICES (CANADA), INC., a corporation organized under the laws of Canada
By:
Name:
Title:

NETWORK COMPUTING DEVICES (FRANCE) S.A.R.L., a company organized under the laws of France
By:
Name:
Title:
NETWORK COMPUTING DEVICES, GMBH, a company organized under the laws of Germany
By:
Name:
Title:
NCD GRAPHIC SOFTWARE CORPORATION, an Oregon corporation
By:
Name:
Title:
NETWORK COMPUTING DEVICES (FSC), INC., a Guam corporation
By:
Name:
Title:
NCD ACQUISITION CORP., an Indiana corporation
By:
Name:
Title:
NETWORK COMPUTING DEVICES (UK), LTD., a company organized under the laws of England
By:
Name:
Title:

NETWORK COMPUTING DEVICES SCANDINAVIA AB, a company organized under the laws of Sweden
By:
Name:
Title:

EXHIBIT B

Waivers

    Foothill waives the following Events of Default:

    (1)  Section 8.1:  Borrower has failed to remit Collections in the amount of $127,640 in February 2001 and $220,455 in March 2001 in violation of Section 2.7 of the Agreement. Borrower has failed to remit Collections in the months of April and May 2001 as well, however these amounts have not yet been quantified. This failure is also in violation of Section 2.7 of the Agreement.

    The item identified in paragraph (1) above also constitutes an Event of Default under Section 8.3 of the Agreement.

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AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT
Exhibit A
EXHIBIT B